Filed Pursuant to Rule 424(b)(7)
Registration No. 333-199678

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Class A Common Stock, $0.000006 par value	162,698,114	$75.19	$12,233,271,192	$1,421,507

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To prospectus dated October 29, 2014)

162,698,114 Shares
Class A Common Stock

This prospectus supplement relates to the offer and resale by the selling stockholders identified in this prospectus supplement of up to an aggregate of 162,698,114 shares of our Class A common stock, which we issued to such selling stockholders in connection with our acquisition of WhatsApp Inc. We will not receive any of the proceeds from the sale of these shares of our Class A common stock by the selling stockholders.
The selling stockholders identified in this prospectus supplement may offer the shares of our Class A common stock from time to time through public or private transactions. The shares of our Class A common stock offered by the selling stockholders may be sold at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change, or at negotiated prices. See “Plan of Distribution.”

We have two classes of common stock, Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except voting and conversion rights. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to ten votes and is convertible at any time into one share of Class A common stock.

Our Class A common stock is listed on the NASDAQ Global Select Market under the symbol “FB.” On October 28, 2014, the reported closing sale price of our Class A common stock on the NASDAQ Global Select Market was $80.77 per share.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-1.

The Securities and Exchange Commission and state regulators have not approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated October 29, 2014

TABLE OF CONTENTS
Prospectus Supplement

Prospectus

	Page		Page
About this Prospectus	1	Description of Securities	3
Facebook, Inc.	1	Selling Securityholders	3
Risk Factors	2	Plan of Distribution	4
Special Note Regarding Forward-Looking Statements	2	Legal Matters	4
Ratio of Earnings to Fixed Charges	3	Experts	5
Use of Proceeds	3	Information Incorporated by Reference	5
		Where You Can Find Additional Information	6

We are responsible for the information contained and incorporated by reference in this prospectus supplement, in the accompanying prospectus, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information appearing or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any related free writing prospectus, is accurate only as of the date thereof, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, or any related free writing prospectus, or of any sale of our securities. Our business, financial condition, and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus supplement and in the accompanying prospectus, including the documents incorporated by reference herein or therein, in making your investment decision.

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and accompanying prospectus are part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (SEC) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (Securities Act). The shelf registration statement (File No. 333-199678) was filed and became effective on October 29, 2014.
This prospectus supplement describes the terms of the offering of our Class A common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The accompanying prospectus, dated October 29, 2014, including the documents incorporated by reference, provides more general information.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the accompanying prospectus, which together we sometimes refer to generally as the prospectus. Neither we nor the selling stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or the documents incorporated herein and therein by reference is accurate as of any date other than their respective dates. Our business, financial condition, and results of operations may have changed since those dates.
The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find Additional Information.”

THE OFFERING

This prospectus supplement relates to the resale of shares of our Class A common stock held by the selling stockholders identified under “Selling Stockholders.” The shares of our Class A common stock that may be offered by each selling stockholder using this prospectus supplement represent shares of our Class A common stock that we issued to each selling stockholder in connection with our acquisition of WhatsApp Inc. (WhatsApp). We will not receive any of the proceeds from the sale of these shares of our Class A common stock by the selling stockholders.

RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. Before making a decision to invest in our Class A common stock, in addition to the other information contained in this prospectus supplement, in the accompanying prospectus, or incorporated into this prospectus supplement or the accompanying prospectus by reference, you should carefully consider the risks described under “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2013 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, as well as any amendments thereto, which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus supplement and the accompanying prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find Additional Information.”

USE OF PROCEEDS

All of the shares of Class A common stock being offered hereby are being sold by the selling stockholders identified in this prospectus supplement. We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholders.

SELLING STOCKHOLDERS
 This prospectus supplement relates to the resale of shares of our Class A common stock held by the selling stockholders listed in the table below. The selling stockholders acquired these shares from us in a private offering pursuant to an exemption from registration provided in Regulation D, Rule 506 under Section 4(a)(2) of the Securities Act in connection with our acquisition of WhatsApp on October 6, 2014. Pursuant to the acquisition agreement and a registration rights agreement, we agreed to file a registration statement on Form S-3 with the SEC for the purposes of registering for resale the shares of our Class A common stock issued to the selling stockholders.
The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of our shares of Class A common stock held by the selling stockholders as of October 6, 2014. Because the selling stockholders may sell, transfer, or otherwise dispose of all, some, or none of the shares of our Class A common stock covered by this prospectus supplement, we cannot determine the number of such shares that will be sold, transferred, or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our Class A common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For purposes of the table below, we assume that the selling stockholders will sell all their shares of Class A common stock covered by this prospectus supplement.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling stockholders have sole voting and investment power with respect to all shares of Class A common stock or Class B common stock that they beneficially own, subject to applicable community property laws. Unless otherwise described below, to our knowledge, none of the selling stockholders has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus supplement. In addition, except as otherwise described below, based on the information provided to us by the selling stockholders, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.
Applicable percentage ownership is based on 2,221,929,297 shares of Class A common stock and 564,079,208 shares of Class B common stock outstanding as of October 6, 2014. In computing the number of shares of common stock beneficially owned by the selling stockholders and the percentage ownership of the selling stockholders, we deemed to be outstanding all shares of common stock subject to options or other convertible securities held by the selling stockholders that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of October 6, 2014.
The number of shares of Class A common stock being offered in the table below excludes an aggregate of 14,170,959 shares of our Class A common stock (i) held in escrow to satisfy potential indemnification claims and to be released to the selling stockholders one year after the closing of our acquisition of WhatsApp or such later time as all claims against the escrow fund have been settled as contemplated by the acquisition agreements and (ii) issued to certain selling stockholders that, as of October 6, 2014, were subject to vesting conditions that lapse on or after April 6, 2015. The figures in the table below, including the shares beneficially owned prior to this offering, also exclude 891,596 shares of our Class A common stock withheld by us at the closing of our acquisition of WhatsApp to satisfy the tax obligations of certain of the selling stockholders.

	Shares Beneficially Owned Prior to this Offering				% of Total Voting Power Before This Offering(3)	Number of Shares of Class A Common Stock Being Offered(4)	Shares Beneficially Owned After this Offering				% of Total Voting Power After This Offering(3)
	Class A		Class B				Class A		Class B
Name of Selling Stockholder	Shares(1)(2)%		Shares(1)%				Shares	%	Shares	%
Jan Koum(5)	76,357,462	3.4	—	—	*	73,527,687(6)	2,829,775	*	—	—	*
Transferee of Jan Koum:
Silicon Valley Community Foundation	37,330,089(7)	1.7	3,737,737	*	*	11,793,282(7)	25,536,807	1.1	3,737,737	*	*
Brian L. Acton(8)	39,705,880	1.8	—	—	*	38,234,397(9)	1,471,483	*	—	—	*
Transferee of Brian L. Acton:
Silicon Valley Community Foundation	37,330,089(7)	1.7	3,737,737	*	*	11,793,282(7)	25,536,807	1.1	3,737,737	*	*
The Tegan McComb Bradford Trust(10)	610,859	*	—	—	*	588,222	22,637	*	—	—	*
Entities affiliated with DST Global Limited(11)	2,742,724	*	—	—	*	2,641,080(12)	101,644	*	—	—	*
Eron A. Jokipii(13)	3,054,297	*	—	—	*	2,941,106	113,191	*	—	—	*
Transferee of Eron A. Jokipii:
National Philanthropic Trust (14)	300,000	*	—	—	*	300,000	—	—	—	—	—
Charles T. Kung and Lisa M. Guerra, as Trustees of the Kung Guerra Family Living Trust dated 10/30/2003 (Kung Guerra Trust)(15)	2,641,967	*	—	—	*	2,544,057	97,910	*	—	—	*
Transferee of the Kung Guerra Trust:
Kung Guerra Foundation(16)	200,000	*	—	—	*	200,000	—	—	—	—	—
Christopher J. Peiffer(17)	3,817,873	*	—	—	*	3,676,384	141,489	*	—	—	*
Entities affiliated with Sequoia Capital(18)(19)	28,110,063	1.3	—	—	*	27,068,319(20)	1,041,744	*	—	—	*
All other selling stockholders who beneficially own, in the aggregate, less than 1% of our Class A common stock (21)	19,839,257	*	—	—	*	11,476,862	8,362,395	*	—	—	*

	Shares Beneficially Owned Prior to this Offering			% of Total Voting Power Before This Offering(3)	Number of Shares of Class A Common Stock Being Offered(4)	Shares Beneficially Owned After this Offering				% of Total Voting Power After This Offering(3)
	Class A		Class B			Class A		Class B
Name of Selling Stockholder	Shares(1)(2)%		Shares(1)%			Shares	%	Shares	%
Transferee of the other selling stockholders who beneficially own, in the aggregate, less than 1% of our Class A Common stock:
Silicon Valley Community Foundation	37,330,089(7)	1.7	3,737,737 *	*	11,793,282(7)	25,536,807	1.1	3,737,737	*	*
_____________________
*    Less than 1%.

(1)
There are currently no stock options or other convertible securities which will become exercisable or releasable within 60 days of October 6, 2014 to the benefit of the individuals and entities listed in the table above.

(2)
Following our acquisition of WhatsApp, we agreed to grant restricted stock units (RSUs) to certain selling stockholders. Each RSU will represent a contractual right to receive one share of our Class A common stock. The number of shares of Class A common stock set forth in the table above does not include the RSUs that will be granted to such selling stockholders and such RSUs will not become releasable within 60 days of October 6, 2014.

(3)
Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.

(4)
The amounts set forth in this column are the numbers of shares of Class A common stock that may be offered by each selling stockholder using this prospectus supplement. These amounts do not represent any other shares of our Class A common stock that the selling stockholders may own beneficially or otherwise.

(5)
Consists of (i) 68,721,716 shares of Class A common stock held of record by Jan Koum, Trustee of the Butterfly Trust u/a/d 1/20/2004 (Butterfly Trust); (ii) 3,817,873 shares of Class A common stock held of record by Jan Koum, Trustee of The Jan Koum Trust I u/a/d 4/29/14 (Trust I); and (iii) 3,817,873 shares of Class A common stock held of record by Jan Koum, Trustee of The Jan Koum Trust II u/a/d 8/5/14 (Trust II). Mr. Koum is the trustee of the Butterfly Trust, Trust I, and Trust II and may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement. Mr. Koum is a current employee of WhatsApp and is a member of our board of directors. Of the 68,721,716 shares of Class A common stock held of record by the Butterfly Trust, 7,500,000 shares will be transferred to the Silicon Valley Community Foundation (SVCF) effective on October 30, 2014.

(6)
Consists of (i) 66,174,919 shares of Class A common stock registered for resale by the Butterfly Trust; (ii) 3,676,384 shares of Class A common stock registered for resale by Trust I; and (iii) 3,676,384 shares of Class A common stock registered for resale by Trust II.

(7)
Consists of (i) 7,500,000 shares to be transferred by the Butterfly Trust as indicated in footnote (5); (ii) 2,971,343 shares to be transferred by Brian L. Acton as indicated in footnote (8); (iii) 891,403 shares to be transferred by The Brian L. Acton Trust as indicated in footnote (8) and; (iv) 430,536 shares to be transferred by certain selling stockholders who beneficially own, in the aggregate, less than 1% of our Class A common stock as indicated in footnote (21). Thomas J. Friel, Mari Ellen Loijens, C.S. Park, Emmett D. Carson, and Nancy H. Handel, as officers of SVCF, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement. Mark Zuckerberg, our CEO, and Sheryl Sandberg, our COO, both of whom are members of our board of directors, are members of the board of directors of Startup:Education, a non-profit Type I Supporting Organization and affiliate of SVCF. Neither Mr. Zuckerberg nor Ms. Sandberg have voting or investment power over our shares of Class A common stock and Class B common stock held by SVCF.

(8)
Consists of (i) 30,542,985 shares of Class A common stock held of record by Mr. Acton and (ii) 9,162,895 shares of Class A common stock held of record by The Brian L. Acton Trust. Mr. Acton is the trustee of The Brian L. Acton Trust and may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement. Mr. Acton is a current employee of WhatsApp. Of the 30,542,985 shares of Class A common stock held of record by Mr. Acton and of the 9,162,895 shares of Class A common stock held of record by The Brian L. Acton Trust, 2,971,343 and 891,403 shares of Class A common stock, respectively, will be transferred to SVCF effective on October 30, 2014.

(9)	Consists of (i) 29,411,075 shares of Class A common stock registered for resale by Mr. Acton and (ii) 8,823,322 shares of Class A common stock registered for resale by The Brian L. Acton Trust.
(10)	Tegan Bradford is the trustee and may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(11)
Consists of (i) 1,830,919 shares of Class A common stock held of record by DST Global III, L.P.; (ii) 288,285 shares of Class A common stock held of record by DST Global III-B, L.P.; and (iii) 623,520 shares of Class A common stock held of record by DST Investments IX, L.P. The investing and voting power of these entities is ultimately managed and controlled by Yuri Milner. The address of DST Global III, L.P., DST Global III-B, L.P., and DST Investments IX, L.P. is c/o Tulloch & Co., 4 Hill Street, London W1J 5NE, United Kingdom. Certain entities affiliated with DST Global Limited held over 5% of our Class A and Class B common stock following our initial public offering.

(12)
Consists of (i) 1,763,066 shares of Class A common stock registered for resale by DST Global III, L.P.; (ii) 277,601 shares of Class A common stock registered for resale by DST Global III-B, L.P.; and (iii) 600,413 shares of Class A common stock registered for resale by DST Investments IX, L.P.

(13)	Of the 3,054,297 shares of Class A common stock held of record by Mr. Jokipii, 300,000 shares will be transferred to the National Philanthropic Trust (NPT) effective on October 30, 2014.
(14)
Consists of 300,000 shares to be transferred by Mr. Jokipii as indicated in footnote (13). Eileen R. Heisman, Margaret A. Bandera, and Andrea Rush, as officers of NPT, have been delegated investment authority by the Board of Trustees of NPT, and may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(15)
Mr. Kung and Ms. Guerra are the trustees and may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement. Of the 2,641,967 shares of Class A common stock held by the Kung Guerra Trust, 200,000 shares will be transferred to the Kung Guerra Foundation (KGF) effective on October 30, 2014.

(16)
Consists of 200,000 shares to be transferred by the Kung Guerra Trust as indicated in footnote (15). Mr. Kung and Ms. Guerra, as officers of KGF, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(17)	Mr. Peiffer is a former employee of WhatsApp.
(18)
Consists of (i) 21,323 shares of Class A common stock held of record by Sequoia Capital Global Growth Fund, LP (SC GGF); (ii) 618 shares of Class A common stock held of record by Sequoia Capital Global Growth Principals Fund, LP (SC GGF PF); (iii)17,322,862 shares of Class A common stock held of record by Sequoia Capital U.S. Venture 2010 Fund, LP (SC USV 2010); (iv) 384,214 shares of Class A common stock held of record by Sequoia Capital U.S. Venture 2010 Partners Fund, LP (SC USV 2010 PF); (v) 1,895,571 shares of Class A common stock held of record by Sequoia Capital U.S. Venture 2010 Partners Fund (Q), LP (SC USV 2010 PFQ); and (vi) 8,485,475 shares of Class A common stock held of record by SC US GF V Holdings, Ltd. (SC USGF V Holdings). SC US (TTGP), Ltd. is the general partner of SCGGF Management, L.P., which is the general partner of each of SC GGF and SC GGF PF (collectively, the SC GGF Funds). As a result, SC US (TTGP), Ltd. may be deemed to share voting and dispositive power with respect to the shares held of record by the SC GGF Funds. The directors and stockholders of SC US (TTGP), Ltd. that exercise voting and investment discretion with respect to the SC GGF Funds’ investments are James J. Goetz, Douglas M. Leone, and Michael J. Moritz. SC US (TTGP), Ltd. is also the general partner of SC U.S. Venture 2010 Management, L.P., which is the general partner of each of SC USV 2010, SC USV 2010 PF and SC USV 2010 PFQ (collectively, the SC 2010 Funds). As a result, SC US (TTGP), Ltd. may be deemed to share voting and dispositive power with respect to the shares held of record by the SC 2010 Funds. The directors and stockholders of SC US (TTGP), Ltd. that exercise voting and investment discretion with respect to SC 2010 Funds’ investments are Roelof F. Botha, James J. Goetz, Michael L. Goguen, Douglas M. Leone, and Michael J. Moritz. SC US (TTGP), Ltd. is also the general partner of SCGF V Management, L.P., which is the general partner of each of Sequoia Capital U.S. Growth Fund V, L.P. (SC USGF V) and Sequoia Capital USGF Principals Fund V, L.P. (SC USGF PF V). SC USGF V and SC USGF PF V together own 100% of the outstanding ordinary shares of SC USGF V Holdings. As a result, each of SC USGF V, SC USGF PF V, SC US (TTGP), Ltd., and SCGF V Management, L.P. may be deemed to share voting and dispositive power with respect to the shares held by SC USGF V Holdings. The directors and stockholders of SC US (TTGP), Ltd. that exercise voting and investment discretion with respect to SC USGF V Holdings’ investments are Roelof F. Botha, J. Scott Carter, James J. Goetz, Michael L. Goguen, Patrick W. Grady, Douglas M. Leone, and Michael J. Moritz. The address of each of the entities identified in this footnote is 3000 Sand Hill Road, Suite 4-250, Menlo Park, CA 94025.

(19)
SC GGF, SC GGF PF, SC USV 2010, SC USV 2010 PF, SC USV 2010 PFQ, and SC USGF V Holdings have each informed us that, with the exception of shares held in escrow, they plan to distribute their shares of Class A common stock to their investors following the date of this prospectus supplement. To the extent required, such distributees shall be added by means of an additional prospectus supplement or a post-effective amendment to the registration statement of which this prospectus supplement forms a part.

(20)
Consists of (i) 20,533 shares of Class A common stock registered for resale by SC GGF or its distributees; (ii) 595 shares of Class A common stock registered for resale by SC GGF PF or its distributees; (iii) 16,680,884 shares of Class A common stock registered for resale by SC USV 2010 or its distributees; (iv) 369,975 shares of Class A common stock registered for resale by SC USV 2010 PF or its distributees; (v) 1,825,325 shares of Class A common stock registered for resale by SC USV 2010 PFQ or its distributees; and (vi) 8,171,007 shares of Class A common stock registered for resale by SC USFGF V Holdings.

(21)
Consists of shares held of record by 47 selling stockholders not listed above or their respective transferees, who, as a group, own less than 1% of our outstanding Class A common stock prior to this offering. Of these selling stockholders, 45 are, or are affiliates of, current or former employees of us or WhatsApp. To the extent required, holders in this category shall be added by means of a prospectus supplement or a post-effective amendment to the registration statement of which this prospectus supplement forms a part. Of the 19,839,257 shares of Class A common stock held of record by the other selling stockholders who beneficially own, in the aggregate, less than 1% of our Class A Common stock, 430,536 shares will be transferred to SVCF effective on October 30, 2014.

PLAN OF DISTRIBUTION
The selling stockholders, which as used herein includes donees, pledgees, transferees, or other successors–in–interest selling shares received after the date of this prospectus supplement from a selling stockholder as a gift, pledge, partnership distribution, or other transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. The selling stockholders will act independently of us in making decisions with respect to the timing, manner, and size of any such sale, transfer, or other disposition. These dispositions may be at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change, or at negotiated prices.
During open trading windows under our insider trading policy and, for selling stockholders who are our employees (or employees of WhatsApp) or directors, subject to the other terms and restrictions of our insider trading policy, the selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
Selling stockholders who are neither an employee of ours or WhatsApp nor otherwise subject to our insider trading policy may enter into option, derivative, or hedging transactions with respect to the shares of Class A common stock, and any related offers or sales of shares may be made pursuant to this prospectus supplement. For example, the selling stockholders may:

•	enter into transactions involving short sales of the shares by broker-dealers in the course of hedging the positions they assume with selling stockholders;

•	sell shares short themselves and deliver the shares registered hereby to settle such short sales or to close out stock loans incurred in connection with their short positions;
• write call options, put options, or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the shares, or which they settle through delivery of the shares;

•
enter into option transactions or other types of transactions that require the selling stockholder to deliver shares to a broker, dealer, or other financial institution, who may then resell or transfer the shares under this prospectus supplement; or

•	lend the shares to a broker, dealer, or other financial institution, which may sell the lent shares.

These option, derivative, and hedging transactions may require the delivery to a broker, dealer, or other financial institution of shares offered hereby, and such broker, dealer, or other financial institution may resell such shares pursuant to this prospectus supplement.
The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement. The selling stockholders are not obligated to, and there is no assurance that the selling stockholders will, sell all or any of the shares we are registering. The selling stockholders may transfer, devise, or gift such shares by other means not described in this prospectus supplement.
The aggregate proceeds to the selling stockholders from the sale of the Class A common stock offered by them will be the purchase price of the Class A common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Class A common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.
Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions, and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.
The selling stockholders, broker-dealers, or agents that participate in the sale of the Class A common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders and the selling stockholders may not participate in an underwritten offering without our prior written consent.
The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of any of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time under this prospectus supplement, or under an amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee, or other successors-in-interest as selling stockholders under this prospectus supplement. The selling stockholders also may transfer the shares of Class A common stock in other circumstances, in which case the transferees, pledgees, or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus supplement.
To the extent required, the shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer, or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus supplement.
In order to comply with the securities laws of some states, if applicable, the Class A common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Class A common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
Our Class A common stock is listed on the NASDAQ Global Select Market under the symbol “FB.”

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (Exchange Act), may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus supplement (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus supplement.
We have agreed with the selling stockholders to keep the registration statement of which this prospectus supplement forms a part effective until the earlier of (i) April 6, 2015, and (ii) the sale of all the shares registered hereby.
Expenses associated with this offering to be paid by us are estimated to be $1.8 million, including Securities and Exchange Commission filing fees.

LEGAL MATTERS
The validity of the shares of Class A common stock offered hereby will be passed upon for us by Fenwick & West LLP, Mountain View, California.
As of the date of this prospectus supplement, attorneys of Fenwick & West LLP beneficially own an aggregate of approximately 11,000 shares of our capital stock.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 as set forth in their report therein, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given their authority as experts in accounting and auditing.
Ernst & Young LLP, independent auditors, has audited the financial statements of WhatsApp for the years ended December 31, 2013 and 2012, included in our Current Report on Form 8-K/A dated October 28, 2014, as set forth in their report therein, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The financial statements of WhatsApp are incorporated by reference in reliance on Ernst & Young LLP’s report, given their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus supplement:

•
our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on January 31, 2014, including portions of our proxy statement from our 2014 Annual Meeting of Stockholders held on May 22, 2014 to the extent incorporated by reference into our Annual Report on Form 10-K;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, filed with the SEC on April 25, 2014 and July 24, 2014, respectively;

•
our Current Reports on Form 8-K filed with the SEC on February 19, 2014, March 26, 2014, April 23, 2014 (but only the portion disclosed pursuant to Item 5.02), May 23, 2014, and October 6, 2014 (as amended on October 28, 2014); and

•
the description of our Class A common stock as set forth in our registration statement on Form 8-A, filed with the SEC on May 14, 2012, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents.
Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:
Facebook, Inc.
Investor Relations
1601 Willow Road
Menlo Park, California 94025

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly, and special reports and other information with the SEC. You may read and copy and documents we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet web site that contains reports, proxy, and information statements and other information regarding registrants like us that file electronically with the SEC. The address of the site is www.sec.gov.
Our Internet address is www.facebook.com and our investor relations website is located at http://investor.fb.com. We make available free of charge, on or through our investor relations website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

This prospectus supplement and the accompanying prospectus constitute part of a registration statement we filed with the SEC under the Securities Act. Under the registration statement, certain selling stockholders may offer from time to time up to an aggregate of 162,698,114 shares of Class A common stock received by them directly or indirectly from us in our acquisition of WhatsApp. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the shares of our Class A common stock, reference is hereby made to the registration statement. The registration statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

PROSPECTUS

Class A Common Stock
Preferred Stock
Debt Securities
Warrants
_______________________

We may offer from time to time Class A common stock, preferred stock, debt securities, or warrants in one or more offerings. Certain of these securities may be convertible into or exercisable or exchangeable for Class A common stock, preferred stock, or other securities. When we decide to sell a particular type of securities, we will provide specific terms of the offered securities, including the amount of securities offered, in a prospectus supplement. This prospectus and any accompanying prospectus supplement may be used to offer securities for the account of persons other than us, including selling securityholders. We or any selling securityholders may offer and sell these securities to or through one or more underwriters, brokers, dealers, agents, or directly to purchasers, on a continuous or delayed basis. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by the selling securityholders.

You should read this prospectus and any prospectus supplement carefully before you invest. Neither we nor any selling securityholders may use this prospectus to sell securities unless it includes a prospectus supplement.
_______________________

We have two classes of common stock, Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except voting and conversion rights. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to ten votes and is convertible at any time into one share of Class A common stock.

_______________________
Our Class A common stock is listed on the NASDAQ Global Select Market under the symbol “FB.”

_______________________

Investing in our securities involves risks. See “Risk Factors” beginning on page 2.

_______________________

The Securities and Exchange Commission and state regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

October 29, 2014

TABLE OF CONTENTS

	Page		Page
About this Prospectus	1	Description of Securities	3
Facebook, Inc.	1	Selling Securityholders	3
Risk Factors	2	Plan of Distribution	4
Special Note Regarding Forward-Looking Statements	2	Legal Matters	4
Ratio of Earnings to Fixed Charges	3	Experts	5
Use of Proceeds	3	Information Incorporated by Reference	5
		Where You Can Find Additional Information	6

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information appearing or incorporated by reference in this prospectus, any accompanying prospectus supplement, and any related free writing prospectus, is accurate only as of the date thereof, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement, or any related free writing prospectus, or of any sale of our securities. Our business, financial condition, and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus and in any accompanying prospectus supplement, including the documents incorporated by reference herein or therein, in making your investment decision.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (SEC) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (Securities Act). We and certain securityholders may sell Class A common stock, preferred stock, debt securities, or warrants described in this prospectus in one or more offerings. There is no limit on the aggregate amount of the securities we or selling securityholders may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders offer securities, we will provide a prospectus supplement that will describe the amounts, prices, and terms of the offered securities. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read this prospectus, any prospectus supplement, information incorporated by reference, and any related free writing prospectus.
The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules, or regulations, we may instead include such information or add, update, or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus, or by any other method as may then be permitted under applicable law, rules, or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find Additional Information.”

FACEBOOK, INC.

Our mission is to give people the power to share and make the world more open and connected.
We were incorporated in Delaware in July 2004. Unless expressly indicated or the context requires otherwise, the terms “Facebook,” “company,” “we,” “us,” and “our” in this prospectus, in any accompanying prospectus supplement, or the documents incorporated by reference refer to Facebook, Inc., a Delaware corporation, and, where appropriate, its wholly-owned subsidiaries. The term “Facebook” may also refer to our products, regardless of the manner in which they are accessed. Our principal executive offices are located at 1601 Willow Road, Menlo Park, California 94025, and our telephone number is (650) 543-4800. Our website address is www.facebook.com. The information on or that can be accessed through our website is not part of this prospectus.
Facebook, the Facebook logo, FB, the Like button, Instagram, WhatsApp, Oculus VR, and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus are the property of Facebook, Inc. and its affiliates. Other trademarks, service marks, or trade names appearing in this prospectus or the documents incorporated by reference are the property of their respective owners.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to the other information contained in this prospectus, in any accompanying prospectus supplement, or incorporated by reference herein or therein, you should carefully consider the risks described under “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under “Risk Factors” contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information.”
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any prospectus supplement, including the documents incorporated by reference herein and therein, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in or incorporated by reference in this prospectus and any prospectus supplement other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus and any prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find Additional Information.”

RATIO OF EARNINGS TO FIXED CHARGES
Our ratio of earnings to fixed charges for each of the five years in the period ended December 31, 2013 and for the six months ended June 30, 2014 is set forth below. For purposes of computing the ratio of earnings to fixed charges, earnings consists of income before provision for income taxes plus fixed charges (excluding capitalized interest) Fixed charges represent interest expense, capitalized interest and a portion of rental expense that represents interest factor.
We did not have any shares of preferred stock outstanding as of December 31, 2013 and June 30, 2014, and did not declare and were not otherwise required to pay any dividends on preferred stock during the periods noted in the table below. Accordingly, our ratio of earnings to combined fixed charges and preferred dividends for any given period is equivalent to our ratio of earnings to fixed charges.

	Six Months Ended June 30, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	77.88	28.81	5.84	19.02	17.78	10.41

USE OF PROCEEDS
We intend to use the net proceeds to us from the sale of the securities offered hereby for working capital and other general corporate purposes; however, we do not currently have any specific uses of the net proceeds planned. Additionally, we may use a portion of the proceeds to us for acquisitions of complementary businesses, technologies, or other assets. Pending other uses, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable return. Our management will have broad discretion in the application of the net proceeds we receive from the sale of the securities offered hereby, and investors will be relying on the judgment of our management regarding the application of the net proceeds.
Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

DESCRIPTION OF SECURITIES
Our Class A common stock, preferred stock, debt securities, or warrants may be offered under this prospectus. When we or any selling securityholder decides to sell a particular class of securities, we will set forth in a prospectus supplement a description of the securities that may be offered under this prospectus. The terms of the securities offering, including the initial offering price and the net proceeds to us, will be set forth in the prospectus supplement, or in other filings we make with the SEC under the Securities Exchange Act of 1934, as amended (Exchange Act), which are incorporated by reference.
SELLING SECURITYHOLDERS
Information about selling securityholders, if any, will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION
We or any selling securityholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters;
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with a selling securityholder to sell a specified number of securities at a stipulated price per security;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
We will identify the specific plan of distribution, including any underwriters, dealers, agents, or other purchasers, persons, or entities and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

LEGAL MATTERS
Unless otherwise stated in an accompanying prospectus supplement, Fenwick & West LLP, Mountain View, California, will provide us with an opinion as to the legality of the securities offered under this prospectus. Counsel representing any underwriters, dealers, agents, or selling securityholders will be named in the applicable prospectus supplement.
As of the date of this prospectus, attorneys of Fenwick & West LLP beneficially own an aggregate of approximately 11,000 shares of our capital stock.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 as set forth in their report therein, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given their authority as experts in accounting and auditing.
Ernst & Young LLP, independent auditors, has audited the financial statements of WhatsApp for the years ended December 31, 2013 and 2012, included in our Current Report on Form 8-K/A dated October 28, 2014, as set forth in their report therein, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The financial statements of WhatsApp are incorporated by reference in reliance on Ernst & Young LLP’s report, given their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•
our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on January 31, 2014, including portions of our proxy statement from our 2014 Annual Meeting of Stockholders held on May 22, 2014 to the extent incorporated by reference into our Annual Report on Form 10-K;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, filed with the SEC on April 25, 2014 and July 24, 2014, respectively;

•
our Current Reports on Form 8-K filed with the SEC on February 19, 2014, March 26, 2014, April 23, 2014 (but only the portion disclosed pursuant to Item 5.02), May 23, 2014, and October 6, 2014 (as amended on October 28, 2014); and

•
the description of our Class A common stock as set forth in our registration statement on Form 8-A, filed with the SEC on May 14, 2012, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities hereunder shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.
Notwithstanding the statements in the preceding paragraphs, no document, report, or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

Facebook, Inc.
Investor Relations
1601 Willow Road
Menlo Park, California 94025

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly, and special reports and other information with the SEC. You may read and copy and documents we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet web site that contains reports, proxy, and information statements and other information regarding registrants like us that file electronically with the SEC. The address of the site is www.sec.gov.
Our Internet address is www.facebook.com and our investor relations website is located at http://investor.fb.com. We make available free of charge, on or through our investor relations website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. The securities offered under this prospectus or any prospectus supplement are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any prospectus supplement is accurate only as of the date of this prospectus or the prospectus supplement, as the case may be, regardless of the time of delivery of this prospectus, a prospectus supplement, or any sale of the securities.
This prospectus constitutes a part of a registration statement we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the offerings made under this prospectus, reference is hereby made to the registration statement. The registration statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

Class A Common Stock
Preferred Stock
Debt Securities
Warrants

_______________________

PROSPECTUS

_______________________

October 29, 2014